Exhibit 10.81

BEARINGPOINT, INC.

RESTRICTED STOCK UNIT AGREEMENT

BearingPoint, Inc. (collectively with its subsidiaries and affiliates, the “Company”) has granted to the individual (the “Award Recipient”) named in the Award Notice of Restricted Stock Unit Grant (the “RSU Award Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached, an award consisting of restricted stock units, subject to the terms and conditions set forth in the RSU Award Notice and this Agreement. The award has been granted pursuant to the BearingPoint, Inc. 2000 Long-Term Incentive Plan (the “Plan”). By signing the RSU Award Notice, the Award Recipient: (a) acknowledges receipt of and represents that the Award Recipient has read and is familiar with the RSU Award Notice, this Agreement and the Plan, (b) accepts the award subject to all of the terms and conditions of the RSU Award Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee (the “Committee”) of the Board of Directors of the Company regarding any questions arising under the RSU Award Notice, this Agreement or the Plan. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the RSU Award Notice or the Plan.

1. Grant of Restricted Stock Units.

a. On the Grant Date, the Award Recipient shall acquire, subject to the provisions of this Agreement, restricted stock units (the “Restricted Stock Units”) having the value set forth in the RSU Award Notice, subject to (i) the availability of Authorized Shares under Section 1.5(a) of the Plan and (ii) adjustment by the Committee as provided in Section 7.7 of the Plan. Each Restricted Stock Unit consists of a bookkeeping entry representing the right to receive on a date determined in accordance with the RSU Award Notice and this Agreement either (i) one share of Common Stock, or (ii) cash equal to the Fair Market Value of one share of Common Stock.

b. The Award Recipient is not required to make any monetary payment (other than applicable tax withholding, if any, and payment of the par value of the Common Stock, if required by law) as a condition to receiving cash or shares of Common Stock issued upon settlement of the Restricted Stock Units, the consideration for which shall be future services to be rendered to the Company or for its benefit.

2. Vesting of Restricted Stock Units. Except as provided in Sections 4 and 7 of this Agreement, the Restricted Stock Units shall become vested and nonforfeitable in accordance with the Vesting Schedule set forth in the RSU Award Notice, provided, however, to the extent not already vested, the Restricted Stock Units shall become 100% vested and nonforfeitable on the death or Disability of the Award Recipient while employed by the Company.

3. Termination of Employment.

a. If the Award Recipient’s employment terminates for any reason or no reason, with or without “Cause,” other than on account of death or Disability, the Award

Recipient shall forfeit and the Company shall automatically reacquire all Restricted Stock Units which are not, as of the time of such termination, vested, and the Award Recipient shall not be entitled to any payment or other consideration therefor, provided, however, that on the termination of the Award Recipient’s employment by the Company without “Cause” or by the Award Recipient for “Good Reason,” the portion of the Restricted Stock Units that is scheduled to vest on the next Vesting Date specified in the RSU Award Notice shall vest on the date of the Award Recipient’s termination.

b. “Cause” shall mean the occurrence, the failure to prevent the occurrence, or failure to cure after the occurrence (when a cure is permitted), as the case may be, of any of the following circumstances after the Award Recipient’s receipt of written notification from the General Counsel which includes a detailed description of the claimed circumstance: (i) the Award Recipient’s embezzlement, misappropriation of corporate funds, or the Award Recipient’s material acts of dishonesty; (ii) the Award Recipient’s commission or conviction of any felony or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendre to any felony or misdemeanor involving moral turpitude; (iii) the Award Recipient’s engagement, without a reasonable belief that his or her action was in the best interests of the Company, in any activity that could harm the business or reputation of the Company in a material manner; (iv) the Award Recipient’s willful failure to adhere to the Company’s material corporate codes, policies or procedures that have been communicated to him or her; or (v) the Award Recipient’s violation of any statutory or common law duty or obligation to the Company, including, without limitation, the duty of loyalty, provided, however, that in the case of clauses (iii), (iv) and (v), the Company shall provide the Award Recipient with the opportunity to cure any Cause event during the 15-day period after his or her receipt of written notice describing the Cause event, and provided, further, that a Cause event shall be considered to be cured only if all adverse consequences of the Cause event have been fully remedied.

c. “Good Reason” shall mean the occurrence or failure to cause the occurrence, as the case may be, without the Award Recipient’s express written consent, of any of the following circumstances for more than 15 days after receipt by the General Counsel of the Company of the Award Recipient’s written notification and description of the claimed circumstance: (i) any adverse change in the Award Recipient’s then positions, titles or reporting obligations, or a material diminution of the Award Recipient’s duties, responsibilities or authority or the assignment to the Award Recipient of duties or responsibilities that are materially adversely inconsistent with the Award Recipient’s position, (ii) a relocation of the Award Recipient’s office to a location more than 75 miles from the Award Recipient’s office on the initial Grant Date, (iii) any material breach by the Company of any provision of the Managing Director Agreement with the Award Recipient or (iv) the failure of any successor to the Company (whether direct or indirect and whether by merger, acquisition, consolidation or otherwise) to assume in a writing delivered to the Award Recipient upon the successor becoming such, the obligations of the Company under this Agreement, provided, however, that this clause shall not apply if the transaction results in the successor becoming legally required to fulfill the obligations of the Company under this Agreement, whether by operation of law or otherwise.

4. Termination of Restricted Stock Units and Forfeiture of Restricted Stock Units Gain.

a. If the Award Recipient:

i. breaches any covenant concerning confidentiality or intellectual property or concerning noncompetition or nonsolicitation of clients, prospective clients or personnel of the Company and its Affiliates to which the Award Recipient is or may become a party in the future;

ii. fails (A) to complete on a timely basis all current and future training relating to the Company’s policies and procedures, including financial reporting and timekeeping training, (B) to consistently follow all Company policies and procedures and to confirm that the employees the Award Recipient supervises are following such Company policies and procedures, (C) to meet such cash collection goals, if any, as are established for the Award Recipient by the Company from time to time or (D) to participate in the Company’s variable compensation program; or

iii. is terminated for “Cause;”

then, in addition to and without in any way limiting any remedies under any of the covenants described above in this Section 4(a) or otherwise:

(A) any unvested Restricted Stock Units and any vested Restricted Stock Units that have not settled as provided in Section 5(a) shall be forfeited automatically on the date the Award Recipient commits such breach as is specified in clause (i), fails to act as specified in clause (ii) or is terminated for “Cause;” and

(B) in the event of a breach described in Section 4(a)(i), the Award Recipient shall pay the Company, within five business days of receipt by the Award Recipient of a written demand therefor, an amount in cash equal to the aggregate of (i) cash received in settlement of Restricted Stock Units and (ii) the amount determined by multiplying the number of shares of Common Stock issued in settlement of Restricted Stock Units prior to the date the Award Recipient breaches such covenant (without reduction for any shares of Common Stock delivered by the Award Recipient or withheld by the Company pursuant to Section 6(c)) by the Fair Market Value of a share of Common Stock on the date the shares of Common Stock were issued to the Award Recipient; and

(C) in the event of a breach described in Section 4(a)(ii) or if the Award Recipient is terminated for Cause other than for a breach referenced in Section 4(a)(i), the Award Recipient shall pay the Company, within five business days of receipt by the Award Recipient of a written demand therefor, an amount in cash equal to 50% of the aggregate of (i) cash received in settlement of Restricted Stock Units and (ii) the amount determined by multiplying the number of shares of Common Stock issued in settlement of Restricted Stock Units prior to the date of the breach described in Section 4(a)(ii) or the date the Award Recipient is terminated for Cause other than for a breach referenced in Section 4(a)(i) (without reduction for any shares of Common Stock delivered by the Award Recipient or withheld by the Company pursuant to Section 6(c)) by the Fair Market Value of a share of Common Stock on the date the shares of Common Stock were issued to the Award Recipient; and

(D) the Award Recipient shall pay any damages in excess of the amounts paid to the Company under clauses (B) or (C) above.

b. The Award Recipient agrees that by executing the RSU Award Notice, the Award Recipient authorizes the Company and its Affiliates to deduct any amount or amounts owed by the Award Recipient pursuant to Section 4(a) from any amounts payable by the Company or any Affiliate to the Award Recipient, including, without limitation, any amount payable to the Award Recipient as salary, wages, vacation pay or bonus. This right of setoff shall not be an exclusive remedy, and the Company’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Award Recipient shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Award Recipient or any other remedy.

5. Settlement of the Restricted Stock Units.

a. Issuance of Shares of Common Stock or Cash. Subject to the provisions of Sections 1(a), 5(b), 5(c) and 5(d), the Company shall issue to the Award Recipient, on the Settlement Date with respect to each Restricted Stock Unit to be settled on such date, (i) the number of shares of Common Stock that is equal to the number of vested Restricted Stock Units, after any adjustments under Section 7.7 of the Plan, calculated in accordance with the Settlement Schedule contained in the RSU Award Notice, (ii) cash or (iii) a combination of cash and shares of Common Stock, provided that each Restricted Stock Unit shall be settled in the form specified in clause (i), unless the Committee, in its sole discretion, specifies prior to the Settlement Date that the issuance shall be in the form specified in clause (ii) or clause (iii), and provided further that any Restricted Stock Units that vest as a result of the death or Disability of the Award Recipient shall be settled in full on the next Settlement Date specified in the Settlement Schedule that occurs after the death or Disability of the Award Recipient. If the Committee elects to pay the Award Recipient in cash, the payment shall equal the Fair Market Value of the number of shares of Common Stock on the Settlement Date that is equal to the number of vested Restricted Stock Units, after any adjustments under Section 7.7 of the Plan, calculated in accordance with the Settlement Schedule contained in the RSU Award Notice. Shares of Common Stock issued in settlement of Restricted Stock Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Sections 5(b), 5(c) or 5(d).

b. If the Award Recipient terminates his or her employment, other than for Good Reason or on account of death or Disability, then (i) the Company shall not issue to the Award Recipient any additional shares of Common Stock underlying outstanding vested Restricted Stock Units pursuant to Section 5(a) of this Agreement until January 1, 2015, at which time any outstanding vested Restricted Stock Units shall be settled as provided in Section 5(a), and (ii) the Award Recipient shall not sell, assign, alienate, pledge, attach or otherwise transfer or encumber any shares of Common Stock previously issued to the Award Recipient pursuant to Section 5(a) until January 1, 2015.

c. Restrictions on Grant of the Restricted Stock Units and Issuance of Shares. The grant of the Restricted Stock Units and issuance of shares of Common Stock upon settlement of the Restricted Stock Units shall be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Restricted Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Restricted Stock Units, the Company may require the Award Recipient to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

d. Restrictions on Sale of Shares. Until January 1, 2015, the Award Recipient shall not transfer any shares of Common Stock received upon the settlement of Restricted Stock Units pursuant to Section 5(a) except (i) in sales, redemptions or other transactions, underwritten public offerings or share repurchases, in each case as approved in writing by the Company either specifically or by general policy, or (ii) to estate and/or tax planning vehicles, family members and charitable organizations that become bound hereby by express agreement, in each case as approved in writing by the Company (which approval may be subject to such other conditions, including the requirement that any transferee become bound by any other agreement, as the Company may, in its sole discretion, require). The Company shall use its reasonable efforts to facilitate the sales, redemptions or other transactions, underwritten public offerings or share repurchases referred to in clause (i) of the preceding sentence, at the Company’s expense, promptly after each settlement of the Restricted Stock Units. The Award Recipient agrees that, in the Company’s sole discretion, and until January 1, 2015, all of his or her shares of Common Stock shall either (i) bear legends that reflect the restrictions imposed by this Section 5 or (ii) be held in custody by a custodian designated by the Company.

e. Registration of Shares. Shares issued in settlement of the Restricted Stock Units shall be registered in the name of the Award Recipient, or, if applicable, in the names of the heirs of the Award Recipient. Such shares may be issued either in certificated or book entry form. In either event, the certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.

f. Fractional Shares. The Company shall not be required to issue fractional shares upon settlement of the Restricted Stock Units.

g. Dividend Equivalents. As of each dividend payment date for each cash dividend on the Common Stock, the Award Recipient shall receive additional restricted stock units, which shall be subject to the same terms and conditions as the Restricted Stock Units granted pursuant to the RSU Award Notice and this Agreement. The number of additional restricted stock units to be granted shall equal: (i) the product of (x) the per-share cash dividend payable with respect to each share of Common Stock on that date, multiplied by (y) the total number of Restricted Stock Units which have not been settled or forfeited as of the record date for such dividend, divided by (ii) the Fair Market Value of one share of Common Stock on the payment date of such dividend.

6. Withholding Taxes.

a. In General. Unless Section 6(b) or Section 6(c) applies, the Award Recipient shall pay to the Company, or make provision satisfactory to the Company for payment of, any federal, state, local or foreign taxes required by law to be withheld with respect to the issuance of shares of Common Stock in settlement of any Restricted Stock Units, no later than the date required by law (the “Tax Date”). The Company shall have no obligation to deliver shares of Common Stock until the tax withholding obligations of the Company have been satisfied by the Award Recipient.

b. Payment in Cash. The Company shall withhold from any payment under Section 5(a) the amount of any federal, state, local or foreign taxes required by law to be withheld with respect to the settlement of the Restricted Stock Units in cash.

c. Payment in Shares. The Award Recipient may satisfy all or any portion of the Company’s tax withholding obligations by requesting the Company, in its sole discretion, to withhold a number of whole shares of Common Stock otherwise deliverable to the Award Recipient in settlement of the Restricted Stock Units having a Fair Market Value, as of the Tax Date, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. Any adverse consequences to the Award Recipient resulting from the procedure permitted under this Section 6(c), including, without limitation, tax consequences, shall be the sole responsibility of the Award Recipient.

7. Change in Control. In the event of a Change in Control of the Company, the Restricted Stock Units shall become 100% vested and nonforfeitable effective as of the date of the Change in Control, provided that the Award Recipient’s employment has not terminated prior to such date. The Restricted Stock Units shall be settled in accordance with Section 5(a) on the date of the Change in Control, and all restrictions on the sale of Company Common Stock under Section 5 shall terminate on the date of the Change of Control.

8. Rights as a Stockholder. The Award Recipient shall have no rights as a stockholder with respect to any shares which may be issued in settlement of the Restricted Stock Units until either (i) a certificate is issued for such shares or (ii) an appropriate entry is made in the account of the Award Recipient evidencing that such shares are owned by the Award Recipient. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued or an appropriate entry is made in the account of the Award Recipient evidencing that such shares are owned by the Award Recipient, except as provided in Section 7.7 of the Plan and Section 5(e) of this Agreement.

9. No Employment Rights. The Award Recipient acknowledges that the Award Recipient’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Award Recipient any right to continue in the employment of the Company or interfere in any way with any right of the Company to terminate the Award Recipient’s employment at any time.

10. Legends. The Company may at any time place legends referencing any restrictions, including, without limitation, applicable federal, state or foreign securities law restrictions, on all certificates representing shares of Common Stock issued pursuant to this Agreement. The Award Recipient shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in the possession of the Award Recipient in order to carry out the provisions of this Section.

11. Nontransferability of Restricted Stock Units. Neither this Agreement nor any of the Restricted Stock Units subject to this Agreement shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Award Recipient or the Award Recipient’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Agreement shall be exercisable during the Award Recipient’s lifetime only by the Award Recipient or the Award Recipient’s guardian or legal representative.

12. Amendment. The Committee may amend this Agreement at any time, provided, however, that no such amendment may adversely affect the Award Recipient’s rights under this Agreement without the consent of the Award Recipient, except to the extent such amendment is reasonably determined by the Committee, in its sole discretion, to be necessary to comply with applicable law or to prevent a detrimental accounting impact. No amendment or addition to this Agreement shall be effective unless in writing.

13. Waivers; Exceptions. Any provision or requirement of this Agreement may be waived and any exception to the terms of this Agreement may be granted, in each case, generally or specifically, in whole or in part, and subject to any conditions, by the Committee or the Chief Executive Officer of the Company.

14. Administration of this Agreement. All questions of interpretation concerning the RSU Award Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the award.

15. Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Award Recipient and the Award Recipient’s heirs, executors, administrators, guardians, legal representatives, successors and assigns.

16. Integrated Agreement. The RSU Award Notice, this Agreement and the Plan constitute the entire understanding and agreement of the Award Recipient and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations or warranties among the Award Recipient and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the RSU Award Notice and the Agreement shall survive any settlement of the award and shall remain in full force and effect.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, other than the conflict of laws principles thereof.

18. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

*****

8